EXHIBIT 3

           SUBSCRIPTION AGREEMENT
    ____________________________________

    ADELPHIA COMMUNICATIONS CORPORATION
    ____________________________________

           Class A Common Stock,
         par value $.01 per share,
                     of
    Adelphia Communications Corporation
    ____________________________________


To:  Adelphia Communications Corporation


                 This Subscription Agreement is made
between Adelphia Communications Corporation, a Delaware corporation
(the "Company"), and Telesat Cablevision, Inc., a Florida corporation (the "Purchaser"), which intends to purchase shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the
"Common Stock"), pursuant to that Investment Agreement between the Purchaser and you (the "Investment Agreement"). This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Investment Agreement regarding the offering (the "Offering") of the Shares.

                 In consideration of the Company's
agreement to sell the Shares to the Purchaser and the Purchaser's agreement to buy the Shares upon the terms and conditions in the Investment Agreement and herein, the parties hereto agree as follows:

A.      REPRESENTATIONS AND WARRANTIES.

        The Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

        1. The Purchaser has been furnished with, and has carefully read, the information regarding the Company previously provided, including the
           Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994, the Company's Proxy
           Statement dated August 22, 1994, the Company's
           1994 Annual Report to Stockholders, the
           Company's Prospectus for its offering of 9 1//2% Senior Pay-In-Kind Notes Due 2004, Series B
           (including the Risk Factors contained therein regarding an investment in the Company generally), and the Registration Rights Agreement being entered into in connection herewith, and is familiar with and understands the terms of the Offering.
           Except for representations of the Company set forth in the Investment Agreement, with respect to tax and other economic considerations involved in this investment, the Purchaser is not relying on the Company (or any agent or representative of the Company). The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the
           Purchaser's professional legal, tax, accounting and financial advisors the suitability of an investment in the Shares for the Purchaser's particular tax and financial situation and has determined that the Shares are a suitable investment for the Purchaser.

        2. The Purchaser acknowledges that all documents, records and books pertaining to this investment which the Purchaser has reasonably requested have been made available for inspection by the Purchaser, and its adviser(s).

        3. The Purchaser and its adviser(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to their full satisfaction.

        4. The Purchaser is not subscribing for Shares as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or presented at any seminar or meeting.

        5. The Purchaser, by reason of its business or financial experience or the business or financial experience of its advisers, can be reasonably assumed to have the capacity to protect its interests in connection with the investment in the Shares.

        6. The Purchaser is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment (except as permitted herein) and, at the present time, could afford a complete loss of such investment.

        7. The Purchaser has such knowledge and experience
           in financial, tax and business matters so as to
           enable it to utilize the information made available in
           connection with the Offering to evaluate the merits
           and risks of an
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           investment in the Shares and to make an informed
           investment decision with respect thereto.

        8. The Purchaser acknowledges that the issuance of the Shares by the Company to the Purchaser has not been registered under the Securities Act or any state securities law. The Purchaser will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws or an exemption therefrom. The Purchaser represents that the undersigned is purchasing the Shares for the Purchaser's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The Purchaser has not offered or sold any portion of the Shares being acquired nor does the Purchaser have any present intention of dividing such Shares with others or of selling, distributing or otherwise disposing of any portion of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. Except as provided in the Registration Rights Agreement, the Company has no obligation to register the Shares subscribed for hereunder.

        9. The Purchaser recognizes that investment in the Shares involves substantial risks, including loss of the entire amount of such investment.

       10. The Purchaser acknowledges that each certificate representing the Shares shall be stamped or otherwise imprinted with legends substantially in the following form:

              THE SECURITIES REPRESENTED HEREBY HAVE
              NOT BEEN REGISTERED UNDER THE FEDERAL
              OR STATE SECURITIES LAWS AND MAY NOT BE
              OFFERED FOR SALE, SOLD OR OTHERWISE
              TRANSFERRED OR ASSIGNED FOR VALUE,
              DIRECTLY OR INDIRECTLY, NOR MAY THE
              SECURITIES BE TRANSFERRED ON THE BOOKS
              OF THE CORPORATION, WITHOUT
              REGISTRATION OF SUCH SECURITIES UNDER
              ALL APPLICABLE FEDERAL OR STATE
              SECURITIES LAWS OR COMPLIANCE WITH AN
              APPLICABLE EXEMPTION THEREFROM, SUCH
              COMPLIANCE, AT THE OPTION OF THE
              CORPORATION, TO BE EVIDENCED BY AN
              OPINION OF COUNSEL, IN FORM REASONABLY
              ACCEPTABLE TO THE CORPORATION, THAT NO
              VIOLATION OF SUCH REGISTRATION
              PROVISIONS WOULD RESULT FROM ANY
              PROPOSED TRANSFER OR ASSIGNMENT.

                    and

              THE SECURITIES REPRESENTED HEREBY ARE
              SUBJECT TO CERTAIN RESTRICTIONS ON
              TRANSFER AS SET FORTH IN A REGISTRATION
              RIGHTS AGREEMENT OR A DEFINITIVE
              SUBSCRIPTION AGREEMENT, A COPY OF WHICH
              MAY BE OBTAINED FROM THE CORPORATION.

        11. The Purchaser: (a) has the full legal right and power and all authority and approval required (i) to execute and deliver, or authorize execution and delivery of, this Subscription
              Agreement and all other instruments (including, without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of the Purchaser in connection with the purchase of the Shares; and (ii) to purchase and hold the Shares; and (b) affirms that the signature of the party signing on behalf of the Purchaser is binding upon the Purchaser.

        12. The Purchaser is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act ("Regulation D").

B.      UNDERSTANDINGS.

        The Purchaser understands, acknowledges and agrees with the Company as follows:

        1. No federal or state agency has made any finding or determination as to the fairness of the terms of this Offering for investment nor any recommendation or endorsement of the Shares.
        2. The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which exemptions are in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein.

C.      MISCELLANEOUS.

        1. Capitalized terms used in this Subscription Agreement, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Investment Agreement. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

        2. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or cancelled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

        3. Notices required or permitted to be given hereunder shall be given in accordance with the terms of the Investment
           Agreement.

        4. Failure of the Company to exercise any right or remedy under this Subscription Agreement or delay by the Company in
           exercising such right or remedy will not operate as a waiver thereof. No waiver by the Company
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           will be effective unless and until it is in writing and signed by the Company.

        5. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts or choice of law provisions.

        6. This Subscription Agreement shall be binding upon the Purchaser, the Purchaser's successors and assigns and subsequent holders of the Shares, without the need of an express acceptance by such successor, assign or subsequent holder, and shall inure to the benefit of the Company, its successors and assigns; provided, however, that this Subscription Agreement shall not be binding upon a subsequent holder with respect to Shares acquired in a transaction registered under the Securities Act or in a transaction in compliance with Rule 144 promulgated under the Securities Act (or any successor rule or regulation).

        7. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.





        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement this 28th day of February, 1995.


ATTEST:                      ADELPHIA COMMUNICATIONS CORPORATION


________________________     By:  /s/ LeMoyne T. Zacherl
                             Title:  Vice President



ATTEST:                      TELESAT CABLEVISION, INC.


________________________     By:  /s/ L. J. Gelber
                             Title:  Chairman